UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 24, 2015

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

20-5093315
(IRS Employer Identification No.)

343 Allerton Avenue, South San Francisco, California 94080
(Address of principal executive offices)

(650) 577-3600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

    See Item 5.07.

Item 5.07 Submission of Matters to a Vote of Security Holders.

    On August 11, 2015, VistaGen Therapeutics, Inc. (the “Company”) began soliciting written consents from its stockholders pursuant to its Consent Solicitation Statement on Schedule 14A, filed with the Securities and Exchange Commission on August 11, 2015 (the “Consent Solicitation Statement”), to approve: (i) an amendment to the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of common stock, par value $0.001 per share (“Common Stock”), from 10.0 million shares to 30.0 million shares (the “Authorized Share Increase Amendment”); and (ii) an amendment to the Company’s 2008 Stock Incentive Plan (the “2008 Plan”) to increase the number of shares authorized for issuance under the 2008 Plan from 250,000 shares to 1.0 million shares (the “Plan Amendment” and together, the “Amendments”). As of August 24, 2015, the Company had received written consents approving the Amendments from holders of 893,830 shares of Common Stock, which votes represent more than the majority of the Company’s issued and outstanding shares of Common Stock as of July 16, 2015, the record date set for the Consent Solicitation Statement, required to approve the Amendments and 99.96% of stockholder consents received. The Board of Directors has therefore elected to terminate the consent solicitation.  As a result, no further written consents are being solicited.

    On August 24, 2015, the Company filed the Authorized Share Increase Amendment with the Nevada Secretary of State. A copy of the Authorized Share Increase Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

    See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: August 25, 2015	By:	/s/ Shawn K. Singh
Shawn K. Singh
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to the Articles of Incorporation of VistaGen Therapeutics, Inc., dated August 24, 2015.